Exhibit 21.1

Subsidiaries of the Registrant:

1.TTI Strategic Acquisitions & Equity Group, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

2. G T International Group, Inc.

Wyoming Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

Global Tech Health, Inc.

Nevada Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

Classroom Salon Holdings, LLC

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011